                             AMENDED AND RESTATED
                             --------------------
                         FUND PARTICIPATION AGREEMENT
                         ----------------------------

This Amended and Restated Fund Participation Agreement ("Agreement") is entered into as of the 1st day of September, 2006 (the "Effective Date"), between American Enterprise Life Insurance Company ("Insurance Company"), a life insurance company organized under the laws of the State of Indiana, and J.P. Morgan Series Trust II ("Fund"), a business trust organized under the laws of Delaware, with respect to the Fund's portfolio or portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (the "Series"; if there are more than one Series to which this Agreement applies, the provisions herein shall apply severally to each such Series). This Agreement amends and supersedes as of the Effective Date the prior Fund Participation Agreement between the parties dated April 8, 2003.

                                   ARTICLE I
                                  DEFINITIONS

1.1   "Act" shall mean the Investment Company Act of 1940, as amended.

1.2 "Board" shall mean the Board of Trustees of the Fund having the responsibility for management and control of the Fund.

1.3 "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates net asset value per share pursuant to the rules of the Commission

1.4   "Commission" shall mean the Securities and Exchange Commission.

1.5 "Contract" shall mean a variable annuity or variable life insurance contract that uses the Fund as an underlying investment medium. Individuals who participate under a group Contract are "Participants".

1.6 "Contractholder" shall mean any entity that is a party to a Contract with a Participating Company.

1.7 "Disinterested Board Members" shall mean those members of the Board that are not deemed to be "interested persons" of the Fund, as defined by the Act.

1.8 "Participating Companies" shall mean any insurance company (including Insurance Company), which offers variable annuity and/or variable life insurance contracts to the public and which has entered into an agreement with the Fund for the purpose of making Fund shares available to serve as the underlying investment medium for the aforesaid Contracts.

1.9   "Plans" shall mean qualified pension and retirement benefit plans.

1.10 "Prospectus" shall mean the Fund's current prospectus and statement of additional information, as most recently filed with the Commission, with respect to the Series.

1.11 "Separate Account"shall mean the American Enterprise Variable Life Account (Registration No. 811-09515 under the Act) and/or American Enterprise Variable Annuity Account (Registration No. 811-7195 under the
      Act), scparate accounts established by Insurance Company in accordance with the laws of the State of Indiana. The provisions herein shall apply severally to each such Separate Account.

1.12 "Software Program" shall mean the software program used by the Fund for providing Fund and account balance information including net asset value per share.

1.13 "Insurance Company's General Account(s)" shall mean the general account(s) of Insurance Company and its affiliates which invest in the Fund.

                                  ARTICLE II
                                REPRESENTATIONS

2.1 Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the Indiana Insurance Code for the purpose of offering to the public certain individual variable annuity contracts; (c) it has registered or shall register the Separate Account as a unit investment trust under the Act, to the extent required by the Act, to serve as the segregated investment account for the Contracts; (d) each Separate Account is eligible to invest in shares of the Fund without such investment disqualifying the Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts; and (e) each Separate Account shall comply with all applicable legal requirements.

2.2 Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed, to the extent necessary, under the Securities Act of 1933, as amended ("1933 Act"); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to inform the Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Fund.

2.3 Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from Insurance Company's General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.

2.4 Fund represents that the Fund is registered with the Commission under the Act as an open-end management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Fund to operate and offer its shares as an underlying investment medium for Participating Companies. The Fund will maintain its registration with the Commission under the Act with respect to each of its Series as long as a Series continues to operate. The Fund has established five portfolios and may in the future establish other portfolios.

2.5 Fund represents that it is duly organized and validly existing under applicable state law and is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6 Insurance Company represents and agrees that the Contracts are intended to be treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and its investment adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. Insurance Company agrees that any prospectus offering a Contract that is a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).

2.7 Fund agrees that the Fund's assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time. In the event of a breach of this representation and warranty by the Fund, it and/or its investment adviser will take all reasonable steps to notify the Insurance Company of such breach and to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

2.8 Insurance Company agrees that the Fund shall be permitted (subject to the other terms of this Agreement) to make Series shares available to other Participating Companies and Contractholders and to Plans.

2.9 Fund represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule l7g-1 under the Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10 Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Fund as stated in Section 2.9. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 Insurance Company agrees that the Fund's investment adviser shall be deemed a third party beneficiary under this Agreement and may enforce any and all rights conferred by virtue of this Agreement.

2.12 Fund represents and warrants that its investment objective, policies and restrictions comply with applicable federal securities laws as they may apply to the Fund.

2.13  Insurance Company certifies that it:

      (a) has adopted and implemented and will monitor, on a continuous basis, its compliance with its policies and procedures designed to prevent excessive trading as described in the current prospectuses and statements of additional information of the SeparateAccount through which the Contracts are offered in accordance with Form N-4 or Form N-6 as applicable, and the written policies and procedures of the Separate Account under the Commission's Rule 38a-1 under the Act. ; and

      (b) will cooperate with the Fund's enforcement of its market timing, late trading, and any redemption fee policies as set forth in the Prospectus and such other policies established by the Fund from time to time.

2.14  (a)   Subject to applicable law and the terms of each Contract,
            Insurance Company will provide promptly upon written request by Fund, directly or through its designee: (i) the Taxpayer
            Identification Number of all Contractholders that purchased, redeemed, transferred, or exchanged shares of a Fund held under a Contract during the period covered by the request; and (ii) the amount and dates of such Contractholders' purchases, redemptions, transfers and exchanges in subaccounts available under the Contract which invest in shares of any Series of the Fund during the period covered by the request.

      (b) The Fund's information request pursuant to Section 2.14(a) will set forth a specific period for which transaction information is sought. The Fund acknowledges that the Insurance Company's standard report provides transaction information for the 90 day period immediately preceding the Insurance Company's receipt of the Fund's written request. The Fund may request additional

            Contractholder transaction information as it deems necessary to investigate compliance with policies established by the Fund or the Insurance Company for the purpose of eliminating or reducing market timing and abusive trading practices.

      (c) Insurance Company agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than fourteeen business days, after receipt of a request. If the requested information is not on Insurance Company's books and records, Insurance Company agrees to use reasonable efforts to: (i) promptly obtain and transmit the requested information; (ii) obtain assurances from the accountholder that the requested information will be provided directly to the Fund promptly; or (iii) if directed by the Fund, block further purchases of Fund shares from such accountholder. In such instance, Insurance Company agrees to inform the Fund whether it plans to perform (i), (ii) or, at the direction of the Fund,
            (iii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

      (d) The Fund agrees that all information provided by the Insurance Company is subject to the confidentiality provisions set forth in
            Section 13.2 of this Agreement.

2.15  (a)   Insurance Company will execute any instructions from Fund, directly or through its designee, to restrict or prohibit further purchases, redemptions, transfers or exchanges in subaccounts available under the Contract which invest in shares of any Series of the Fund by any Contractholder who has been identified by Fund, or its designee, as having engaged in transactions that violate policies established by Fund for the purpose of eliminating or reducing any dilution of the value of outstanding securities issued by the Fund.

      (b) Instructions will include the TIN of each Contractholder to be restricted and the specific restriction(s) applicable to each Contractholder to be executed by the Insurance Company. If the Fund or its designee does not know the Contractholder's TIN, the Fund or its designee will contact the Insurance Company and the Insurance Company will promptly provide the TIN.

      (c) Insurance Company agrees to execute instructions as soon as reasonably practicable, but not later than seven business days after receipt of the instructions by the Insurance Company.

      (d) Insurance Company must provide written confirmation to the Fund that instructions have been executed. Insurance Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

      (e) The parties shall negotiate in good faith such additional terms and conditions regarding implementation of the foregoing obligations of the parties under Rule 22c-2 of the Act as any party may wish to address.

2.16 The parties to this Agreement each represents and warrants that it has established an Anti-Money Laundering Program ("AML Program") that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Their AML Programs include written policies and procedures regarding the i) verification of the identity of their customers and the source of their customers' funds, and ii) reporting of any suspicious transactions in a customer's account. Insurance Company agrees to cooperate with the Fund to satisfy the Funds' AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the AML regulations. Insurance Company will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Funds with any requested information about Contractholders and their Fund investments in the event that the Funds shall request such information due to an inquirty or investigation by any law enforcement, regulatory, or administrative authority.

                                  ARTICLE III
                                  FUND SHARES

3.1 The Contracts funded through the Separate Account will provide for the investment of certain amounts in the Series' shares.

3.2 Fund agrees to make the shares of its Series available for purchase at the then applicable net asset value per share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Fund may refuse to sell the shares of any Series to any person, or suspend or terminate the offering of the shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Series. Shares of a particular Series will be ordered in such quantities and at such times as determined by Insurance Company to be necessary to meet the requirements of the Contracts.

3.3 Fund agrees that shares of the Fund will be sold only to Participating Companies and their separate accounts and to the general accounts of those Participating Companies and their affiliates and to Plans. No shares of any Series will be sold to the general public.

3.4 Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information for each Series available on a per-share and Series basis to Insurance Company by 7:00 p.m. Eastern Time on each Business Day. Fund will notify Insurance Company as soon as possible if it is determined that the net asset value per share will not be available until after 7:00 p.m. Eastern Time on any Business Day, and Fund and Insurance Company will mutually agree upon a final deadline for timely receipt of the net asset value on such Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported immediately upon discovery to Insurance Company. If Insurance Company is provided with materially incorrect net asset value information, Insurance Company will be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Non-material errors will be corrected in the next Business Day's net asset value per share for the Series in question.

3.5 At the end of each Business Day, Insurance Company will use the information described in Sections 3.2 and 3.4 to calculate the Separate Account unit values for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Series shares which will be purchased or redeemed at that day's closing net asset value per share for such Series. The net purchase or redemption orders will be transmitted to the Fund by Insurance Company by 10:00 a.m. Eastern Time on the Business Day next following Insurance
         ----------
      Company's receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company's General Accounts shall be effected at the net asset value per share of the relevant Series next calculated after receipt of the order by the Fund or its Transfer Agent.

3.6 Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of each Series for the Separate Account, Receipt of an order by Insurance Company will constitute receipt of such order by Fund. Fund will execute orders for any Series at the applicable net asset value per share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the Fund receives notice of such orders by 10:00 a.m.
                                                               ----------
      Eastern Time on the next following Business Day and, if such orders request the purchase of Series shares, the conditions specified in
      Section 3.8, as applicable, are satisfied. A redemption or purchase request for any Series that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value computed for such Series on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied.

3.7 Insurance Company will make its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

3.8 If Insurance Company's order requests the purchase of Series shares, Insurance Company will pay for such purchases by wiring federal funds to Fund or its designated custodial account before the close of the Federal
                                               -------------------------------
      Reserve wire system on the Business Day the
      -------------------

      Fund receives the notice of the order pursuant to Section 3.5. Fund will execute such orders at the applicable net asset value per share determined as of the close of trading on the effective trade date if Fund receives payment before the close of the Federal Reserve wire
                            --------------------------------------------
      system on the Business Day the Fund receives the notice of the order
      ------
      pursuant to Section 3.5. If payment in federal funds for any purchase is not received on such Business Day, Insurance Company shall promptly upon the Funds request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.

3.9 Fund has the obligation to ensure that Series shares are registered with applicable federal agencies at all times and are duly authorized for issuance in accordance with applicable law.

3.10 Fund will confirm in writing each purchase or redemption order made by Insurance Company. Issuance and transfer of Series shares will be by book entry only. No share certificates will be issued to Insurance Company or any Separate Account. Insurance Company will record shares ordered and redeemed from Fund in an appropriate title for the corresponding account

3.11 Fund shall credit Insurance Company with the appropriate number of shares.

3.12 No later than each ex-dividend date of the Fund or, if an ex-dividend date is not a Business Day, on the first Business Day thereafter, Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per share of each Series. All dividends and capital gains of any Series shall be automatically reinvested in additional shares of the relevant Series at the applicable net asset value per share of such Series on the payable date; provided, however, Insurance Company reserves the right to change this election and receive all such dividends and distributions in cash. Fund shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued.

                                  ARTICLE IV
                            STATEMENTS AND REPORTS

4.1 Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company's accounts by the fifteenth (15th) Business Day of the following month.

4.2 At the option of Insurance Company, Fund shall either (i) provide to Insurance Company copies of the Funds Prospectuses, proxy materials, notices, periodic reports and other printed materials (which the Fund customarily provides to its shareholders) ("Fund Materials") in quantities as Insurance Company may reasonably request for distribution to each Contract holder and Participant; or (ii) provide Insurance Company with a camera-ready copy, computer disk or other medium agreed to by the parties of Fund

      Materials in a form suitable for printing. The Fund will bear the cost of typesetting and printing such Fund Materials.

4.3 Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.4 Insurance Company will provide to the Fund at least one copy of all registration statements, prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

4.5 Fund will provide written instruction to all Participating Companies including Insurance Company each time Fund amends or supplements a Series current Prospectus or statement of additional information directing the Participating Companies including Insurance Company as to whether the amendment or supplement is to be provided (a) immediately to Contractholders who have Contract value allocated to a Series or (b) is to be held and combined with another Fund or Contract related mailing as permitted by applicable federal securities laws. Fund agrees that the instruction it gives Insurance Company in each instance will be identical to the instruction it provides other Participating Companies.

4.6 In the event Fund initiates (i) a reorganization as defined by Section 2 of the Act, or (ii) changes Fund's name or the name of a Series, Fund will bear, or arrange for others to bear, Insurance Company's out-of-pocket costs associated with the aforementioned actions. Insurance Company agrees to use its best efforts to minimize any costs incurred and shall provide Fund or its designated agent with acceptable documentation of any such costs incurred.

                                   ARTICLE V
                                   EXPENSES

5.1 The charge to the Fund for all expenses and costs of the Series, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the relevant Series daily net asset value per share so as to accumulate to an annual charge at the rate set forth in the Fund's Prospectus. Excluded from the expense limitation described herein shall be brokerage commissions and transaction fees and extraordinary expenses.

5.2 Except as provided in this Article V and, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of the Fund or expenses relating to the distribution of its shares. Insurance Company shall pay distribution expenses of any Fund Materials for prospective Insurance Company Contractholders and

      Participants or marketing materials that the Insurance Company wishes or is required to distribute to prospective Insurance Company
      Contractholders and Participants.

      Except as provided herein, all other Fund expenses shall not be borne by Insurance Company.

                                  ARTICLE VI
                               EXEMPTIVE RELIEF

6.1 Insurance Company has reviewed a copy of the order dated December 1996 of the Securities and Exchange Commission under Section 6(c) of the Act and, in particular, has reviewed the conditions to the relief set forth in the related Notice. As set forth therein, Insurance Company agrees to report any potential or existing conflicts of which it becomes aware promptly to the Board, and in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities as delineated in such Notice. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2 The Board will monitor Fund for existence of any irreconcilable material conflict among the interests of the Contractholders of all Separate Accounts investing in the Fund. The Board will record in its minutes, or other appropriate records, all reports received by it and all action taken with regard to a conflict. If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

      (a) Withdrawing the assets allocable to the affected subaccount of the Separate Account from the Series, terminating this Agreement with regard to such subaccount and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote or all affected Contractholders; and/or

      (b)   Establishing a new registered management investment company.

6.3 If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and such disregard of voting instructions could conflict with the majority of Contractholder voting instructions, and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in the Fund, Insurance Company may be required, at the Board's election, to withdraw the affected subaccount of the Separate Account's investment in the Fund and terminate this Agreement with regard to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after Fund gives written notice to Insurance Company that this provision is being implemented. Until the end of such six-month period the investment adviser of Fund and Fund will, to the extent permitted by law and any exemptive relief previously granted to Fund, continue to accept and implement orders by Insurance Company for the purchase (and redemption) of shares of Fund.

6.4 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5 No action by Insurance Company taken or omitted, and no action by the Separate Account or the Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operation of Article V.

6.6 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Insurance Company conflicts with the majority of other state insurance regulators, then Insurance Company will withdraw the affected subaccount of the Separate Account's investment in Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after Fund gives written notice to Insurance Company that this provision is being implemented. Until the end of such six-month period the investment adviser of Fund and Fund will, to the extent permitted by law and any exemptive relief previously granted to Fund, continue to accept and implement orders by Insurance Company for the purchase (and redemption) of shares of Fund.

                                  ARTICLE VII
                             VOTING OF FUND SHARES

7.1 Fund shall provide Insurance Company with copies at no cost to Insurance Company, of the Funds proxy material, reports to shareholders and other communications to shareholders in such quantity as Insurance Company shall reasonably require for distributing to Contractholders or Participants.

      If and to the extent required by law, Insurance Company shall:

      (a) assist Fund's proxy vendor with soliciting voting instructions from Contractholders or Participants on a timely basis and in accordance with applicable law;

      (b) vote the Series shares in accordance with instructions received from Contractholders or Participants; and

      (c) vote Series shares for which no instructions have been received in the same proportion as Series shares for which instructions have been received;

      so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.

      Insurance Company agrees at all times to vote its General Account shares in the same proportion as Series shares for which instructions have been received from Contractholders or Participants. Insurance Company further agrees to be responsible for assuring that voting Series shares for the Separate Account is conducted in a manner consistent with other Participating Companies.

7.2 Fund will comply with all provisions of the Act requiring voting by shareholders, and in particular, Fund either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the Act not to require such meetings) or, as Fund currently intends, to comply with Section 16(c) of the Act (although Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, Fund will act in accordance with the Commission's interpretation of the requirements of
      Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

7.3 Insurance Company agrees that it shall not, without the prior written consent of the Fund and its investment adviser, solicit, induce or encourage Contractholders to change or supplement the Fund's current investment adviser.

                                 ARTICLE VIII
                         MARKETING AND REPRESENTATIONS

8.1 The Fund or its underwriter shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

      (a)   current Prospectus and any supplements thereto;

      (b)   other marketing materials.

      Expenses for the production of such documents shall be borne in accordance with Section 5.2 of this Agreement

8.2 Insurance Company shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company, Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3 Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in which the Fund, its investment adviser or the administrator is named, at least ten Business Days prior to its use. No such material shall be used if the Fund reasonably objects to such material. Such objection (if given) must be in writing within five Business Days after receipt of such material. The Fund shall use all reasonable efforts to respond within five days of receipt.

8.4 Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Series in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund. Nothing in this Section 8.4 will be construed as preventing Insurance Company or its employees or agents from giving advice on investment in the Fund.

8.5 Fund shall furnish, or shall cause to be fiumished, to Insurance Company, each piece of the Fund's sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least ten Business Days prior to its use. No such material shall be used if Insurance Company reasonably objects to such material. Such objection (if given) must be in writing within five Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within five days of receipt.

8.6 Fund shall not, in connection with the sale of Series shares, give any information or make any representations or statements on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media, e.g., on-line networks such as the Internet or other electronic messages), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the Act or the 1933 Act.

                                  ARTICLE IX
                                INDEMNIFICATION

9.1 Insurance Company agrees to indemnify and hold harmless the Fund, its investment adviser, any sub-investment adviser of a Series, and their affiliates, and each of their respective directors, trustees, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of
      Section 9.1), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement (with the written consent of Insurance Company) of, any action, suit or proceeding or any claim asserted) to which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the Fund, or with respect to the Separate Account or the Contracts; or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance on and in conformity with information furnished to Fund in writing by Insurance Company, or (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which Series shares are an underlying investment; or (iii) arise out of the wrongful conduct of or violation of applicable federal and state law by Insurance Company or persons under its control or subject to its authorization with respect to the sale or distribution of the Contracts or Series shares; or (iv) arise out of Insurance Company's incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (v) arise out of or result from any material breach of any representation and/or warranty made by the Insurance Company in this Agreement, or arise out of or result from any other material breach by Insurance Company or persons under its control or subject to its authorization of a material term of this Agreement; or (vi) arise as a result of any failure by Insurance Company or persons under its control or subject to its authorization to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with reasonable costs directly related to investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the Fund specifically for use therein; and provided, further, that Insurance Company shall not be liable for special consequential, indirect, punitive, exemplary or incidental damages. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2 The Fund agrees to indemnify and hold harmless Insurance Company and each of its directors, trustees, officers, partners, employees, agents and each person, if any, who controls or is associated with Insurance Company within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of Section 9.2) against any losses, claims, damages or liabilities to which Insurance Company or any such director, trustee, officer, partner, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Fund or any amendment or supplement to the foregoing; or (ii) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund, or any amendment or supplement to the foregoing, any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; or (iii) arise out of or am based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the Fund; (iv) arise out of or are based on any wrongful conduct of, or violation of applicable federal and state law by, the investment adviser of Fund or Fund or persons under their respective control or subject to their authorization with respect to the sale of Fund shares; or (v) arise as a result of any failure by Fund, the investment adviser of Fund or persons under their respective control or subject to their authorization to provide the services and furnish the materials under the terms of this Agreement including, but not limited to, a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Section 2.7 of this Agreement; or (vi) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of a material term of this Agreement by the Fund or persons under its control or subject to its authorization; and the Fund will reimburse reasonable costs directly related to any legal or other expenses reasonably incurred by Insurance Company or any such director, trustee, officer, partner, employee, agent or controlling or associated person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Fund by Insurance Company specifically for use therein; and provided, further, that the Fund shall not be liable for special, consequential, indirect, punitive, exemplary or incidental damages. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

9.3 The Fund shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the Funds, its investment adviser's or persons or entities under their respective control or subject to their authorization, (i) incorrect calculation of the daily not asset value, dividend rate or capital gain distribution rate of a Series; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company; and provided, further, that the Fund shall not be liable for special, consequential, indirect, punitive, exemplary or incidental damages.

9.4 Promptly after receipt by an Indemnified Party under this Article of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this
      Article IX except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein at its own expense and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and to the extent that the indemnifying party has given notice to such effect to the Indemnified Party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the indemnifying party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

      A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

9.5 No party will be entitled to indemnification under Article IX if such liability, loss, damage, cost or expense is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the Indemnified Party.

                                   ARTICLE X
                         COMMENCEMENT AND TERMINATION

10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2 This Agreement shall terminate without penalty as to one or more Series at the option of the terminating party:

      (a) At the option of Insurance Company or the Fund at any time from the date hereof upon 60 days advance notice, or later, upon
                                 --
            receipt of any required exemptive relief or upon order from the Commission, unless otherwise agreed to in writing by the parties;

      (b) At the option of Insurance Company, if shares of any Series are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective upon receipt of notice;

      (c) At the option of Insurance Company, upon the institution of formal proceedings against the Fund or its investment adviser by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, exercised in good faith, materially impair the Fund's ability to meet and perform the Funds obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

      (d) At the option of the Fund, upon the institution of formal proceedings against Insurance Company by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund's reasonable judgment, exercised in good faith, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

      (e) At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or its investment adviser, the Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the thirtieth (30th) day following the giving of such notice, which thirtieth (30) day shall be the effective date of termination;

      (f) At the option of Insurance Company, if Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that the Fund has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of Insurance Company, Insurance Company shall notify the Fund in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Fund and any other changes in circumstances since the giving of such notice, such determination of Insurance Company shall continue to apply on the thirtieth (30th) day following the giving of such notice, which thirtieth (30th) day shall be the effective date of termination;

      (g) Upon termination of the Investment Advisory Agreement between the Fund and its investment adviser or its successors unless Insurance Company specifically approves the selection of a new Fund investment adviser. The Fund shall promptly furnish notice of such termination to Insurance Company;

      (h) In the event the Fund's shares are not registered, issued or sold in accordance with applicable federal and/or state law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;

      (i) At the option of the Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (i) shall be effective upon notice by the Fund to Insurance Company of such termination;

      (j) At the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify;

      (k) At the option of either party to this Agreement, upon another party's material breach of any material provision of this Agreement;

      (l) At the option of the Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law;

      (m) Upon assignment of this Agreement unless made with the written consent of the non-assigning party;

      (n) At the option of Insurance Company, upon receipt of Insurance Company's written notice by Fund, if Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if Insurance Company reasonably and in good faith believes that Fund may fail to so qualify;

      (o) At the option of Insurance Company, upon receipt of Insurance Company's written notice by Fund, with respect to any Series if Fund fails to meet the diversification requirements specified in this Agreement or if Insurance Company reasonably and in good faith believes Fund may fail to meet such requirements;

      (p) At the option of Insurance Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. Insurance Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

      (q) At the option of Insurance Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (i) all contract owners of variable insurance products of all separate accounts; or
            (ii) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article IV of this Agreement.

      Any such termination pursuant to Section 10.2(a), 10.2(d), 10.2(c), 10.2(f), 10.2(g) or 10.2(l) herein shall not affect the operation of
      Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3  Notwithstanding any termination of this Agreement pursuant to Section
      10.2 hereof, the Fund and its investment adviser shall, at the option of Insurance Company, continue to make available additional Series shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Series, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. If Series shares continue to be available after a termination of this Agreement pursuant to Section 10.2, the provisions of this Agreement shall remain in effect and thereafter either the Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but if given by the Fund, shall not be longer than the period needed by the Insurance Company, making a good faith effort, to obtain any necessary approval(s) from the Commission or any state regulatory authority.

                                  ARTICLE XI
                                  AMENDMENTS

11.1 Any other changes in the terms of this Agreement shall be made by agreement in writing between Insurance Company and Fund.

                                  ARTICLE XII
                                    NOTICE

12.1 Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses, or such other address which may be provided to the other party upon written notice:

      Insurance Company:

      American Enterprise Life Insurance Company
      1765  Ameriprise Financial Center
      Minneapolis, Minnesota 55474
      Attention: Vice President

      with a copy to:

      American Enterprise Life Insurance Company
      50607  Ameriprise Financial Center
      Minneapolis, Minnesota 55474
      Attention: General Counsel's Office

      Fund:

      J.P. Morgan Series Trust II
      c/o JPMorgan Chase Bank
      245 Park Avenue
      New York, New York 10167
      Attention: Mutual Funds - Legal

      Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

                                 ARTICLE XIII
                                 MISCELLANEOUS

13.1 This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

13.2 Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

      (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of either party and its subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this Section 13.2), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

      (b) Neither party shall use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to it as set forth in the Agreement; and each party agrees to cause all its employees, agents and representatives, or any other party to whom such party may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

      (c) Each party acknowledges that all computer program and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with the parties' performance of their duties under this Agreement are the valuable property of the Protected Parties.

      (d) Each party agrees to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties. Each party further agrees to cause all its agents, representatives or subcontractors of, or any other party to whom such party may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 13.2.

      (e)   Each party acknowledges that any breach of the agreements in this
            Section 13.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

      (f)   This Section 13.2 shall survive the termination of this Agreement.

13.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

13.4 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

13.5 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties. The parties by their signatures below give their written consent to the future assignment of this Agreement by American Enterprise Life Insurance Company to its affiliated company, IDS Life Insurance Company, a Minnesota Corporation, and to the simultaneous renaming of IDS Life Insurance Company as RiverSource Life Insurance Company, upon the completion of the merger of American Enterprise Life Insurance Company with and into IDS Life Insurance Company on December 31, 2006 at 10:59:59 p.m. Central Time ("Effective Time"), and on the Effective Time, RiverSource Life Insurance Comapny shall undertake all of American Eneterprise Life Insurance Company's duties and obligations under this Agreement. On and after the Effective Time, all references in this Agreement and its Schedules to American Enterprise Life Insurance Company shall mean and refer to RiverSource Life Insurance Company.

13.6 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.7 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

                                  ARTICLE XIV
                                      LAW

14.1 This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

------------------------------------------------------------------------------
AMERICAN ENTERPRISE LIFE                  ATTEST:
INSURANCE COMPANY


By:  /s/ Pat H. Carey III                 By:  /s/ Betsy Hannum
     -------------------------------           -------------------------------
Name:    Pat H. Carey III                 Name:    Betsy Hannum
Title:   Vice President                   Title:   Assistant Secretary
------------------------------------------------------------------------------

J.P. MORGAN SERIES TRUST II


By:  /s/ Robert L. Young
    --------------------------------
Name:    Robert L. Young
Title:   Sr. Vice President
------------------------------------------------------------------------------

                                  SCHEDULE 1

Name of Series
--------------

J. P. Morgan U.S. Large Cap Core Equity Portfolio